                               ARTHUR ANDERSEN LLP

                                                                   EXHIBIT 23-A


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the U S WEST Communications Group 1997 Broad-Based Stock Option Plan on the Post-Effective Amendment No. 1 to Form S-8 of our reports dated February 12, 1998 (except with respect to the matter discussed in Note 21 of the U S WEST, Inc. consolidated financial statements, as to which the date is April 6, 1998) on the consolidated financial statements, the consolidated financial statement schedule, and the Supplementary Selected Proportionate Results of Operations of U S WEST, Inc., included in U S WEST, Inc.'s Form 10-K, as amended on Form 10-K/A filed April 13, 1998, and the combined financial statements and combined financial statement schedule of USW-C, Inc. and the consolidated financial statements and the Supplementary Selected
Proportionate Results of Operations of U S WEST, Inc. included in U S WEST, Inc.'s proxy statement on Schedule 14A filed April 20, 1998, respectively, all for the years ended December 31, 1997 and 1996, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP

Denver, Colorado
 May 26, 1998.